UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported):  October 27, 2005

EPIX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815
(Commission File Number)	(IRS Employer Identification No.)

161 First Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices)	(Zip Code)

(617) 250-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On October 27, 2005, EPIX Pharmaceuticals, Inc. (“EPIX”) announced that it will release third quarter 2005 financial and operating results on Tuesday, November 1, 2005, before the open of regular market trading hours.  EPIX has scheduled a conference call to discuss the results and provide an update on regulatory matters, business development initiatives and commercial operations for Tuesday, November 1, 2005, at 10:30 a.m. Eastern Time.  The call is being webcast by Thomson/CCBN and can be accessed at EPIX’ website at www.epixpharma.com.  The webcast is also being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.  To access the conference call, please dial 800-559-9795 for domestic participants and 617-786-2905 for international participants.  All participants should use the passcode 28672453 to access the call.  Approximately two hours after the live webcast, an archived version of the webcast will be available on the EPIX website.  A telephone replay of the call will be available for one week at 888-286-8010 for domestic participants and 617-801-6888 for international participants.  The passcode for the telephone replay is 31802224.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Pharmaceuticals, Inc.

(Registrant)

Date: October 28, 2005	/s/ Michael J. Astrue
Michael J. Astrue
Chief Executive Officer